UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: December 19, 2008

AMR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd.	Fort Worth, Texas	76155
(Address of principal executive offices)		(Zip code)

(817) 963-1234
(Registrant's telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

AMR Corporation is filing herewith its Eagle Eye communication to investors.  This document includes (a) actual unit cost, fuel price, capacity and traffic information for October and November and (b) forecasts of unit cost, revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, liquidity expectations, other income/expense estimates and share count.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  December 19, 2008

AMR EAGLE EYE                                 December 19, 2008

Statements in this report contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events.  When used in this document, the words “expects”, “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook”, “may,” “will,” “should” and similar expressions are intended to identify forward-looking statements.  Similarly, statements that describe our objectives, plans or goals are forward-looking statements.  Forward-looking statements include, without limitation, the Company’s expectations concerning operations and financial conditions, including changes in capacity, revenues and costs; future financing plans and needs; overall economic conditions; plans and objectives for future operations; and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured.  All forward-looking statements in this report are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.  This document includes forecasts of unit cost and revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, other income/expense estimates, share count, and statements regarding the Company’s liquidity, each of which is a forward-looking statement.  Forward-looking statements are subject to a number of factors that could cause the Company’s actual results to differ materially from the Company’s expectations.  The following factors, in addition to other possible factors not listed, could cause the Company’s actual results to differ materially from those expressed in forward-looking statements:  the materially weakened financial condition of the Company, resulting from its significant losses in recent years; the ability of the Company to generate additional revenues and reduce its costs; changes in economic and other conditions beyond the Company’s control, and the volatile results of the Company’s operations; the Company’s substantial indebtedness and other obligations; the ability of the Company to satisfy existing financial or other covenants in certain of its credit agreements; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; the fiercely and increasingly competitive business environment faced by the Company; industry consolidation; competition with reorganized and reorganizing carriers; low fare levels by historical standards and the Company’s reduced pricing power; the Company’s need to raise substantial additional funds and its ability to do so on acceptable terms; changes in the Company’s corporate or business strategy; government regulation of the Company’s business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company’s international operations; outbreaks of a disease (such as SARS or avian flu) that affects travel behavior; labor costs that are higher than those of the Company’s competitors; uncertainties with respect to the Company’s relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; the Company’s ability to retain key management personnel; potential failures or disruptions of the Company’s computer, communications or other technology systems; changes in the price of the Company’s common stock; and the ability of the Company to reach acceptable agreements with third parties.  Additional information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

This Eagle Eye provides updated guidance for the fourth quarter and the full year 2008.

Performance Update

Costs:  Unit cost forecasts are attached.

Revenue:  In the fourth quarter of 2007, AMR recognized a $39 million one-time gain to Passenger Revenue reflecting the positive impact of the change to an 18-month expiration of AAdvantage miles.  Excluding this special item, fourth quarter mainline unit revenue is expected to increase between 4.7% and 5.7% year over year.  Fourth quarter consolidated unit revenue is expected to increase between 4.3% and 5.3%.  In total, Cargo and Other Revenue is anticipated to increase between 4% and 5% relative to fourth quarter 2007.

Liquidity:  At the end of the third quarter 2008 we held approximately $240 million of hedge collateral from counterparties; however, due to the decline in the price of oil during the fourth quarter we expect that by the end of the fourth quarter we will have posted approximately $550 million in hedge collateral with counterparties (based on the 12/12/08 forward curve).  Taking this into account, we expect to end the fourth quarter with a cash and short-term investment balance of approximately $3.6 billion, including approximately $460 million in restricted cash and short-term investments.

Eric Briggle
Managing Director, Investor Relations

AMR EAGLE EYE

Fuel Forecast (based on 12/12/08 forward curve)

Fuel Hedge Position:
4Q08: 38% hedged at an average cap of $3.30/gal jet equivalent with 26% subject to an average floor of $2.66/gal jet equivalent
FY08: 37% hedged at an average cap of $2.77/gal jet equivalent with 29% subject to an average floor of $2.25/gal jet equivalent

AMR Fuel Price (Including Effective Hedges and Taxes) and Consumption
	Actual		Forecast
	Oct	Nov	Dec	4Q08	2008
Fuel Price (dollars/gal)	3.15	2.52	2.16	2.61	3.04
Fuel Consumption (MM gals)	239.1	224.7	237.2	701.0	2,971.8

Unit Cost Forecast (cents)

AMR Consolidated Cost per ASM
	Actual		Forecast
	Oct	Nov	Dec	4Q08	2008
AMR Cost per ASM	14.30	13.26	13.23	13.61	14.57
AMR Cost per ASM (ex-special items) 1/ 2/	14.29	13.19	12.54	13.35	13.84
AMR Cost per ASM (ex-fuel and special items) 1/ 2/	9.03	8.97	8.88	8.96	8.71

American Mainline Cost per ASM
	Actual		Forecast
	Oct	Nov	Dec	4Q08	2008
AA Cost per ASM	13.66	12.63	12.68	13.00	13.88
AA Cost per ASM (ex-special items) 1/ 2/	13.65	12.56	11.94	12.72	13.15
AA Cost per ASM (ex-fuel and special items) 1/ 2/	8.50	8.44	8.39	8.44	8.16

Notes:

4Q08 and FY2008 unit cost estimates incorporate effects of capacity reductions as announced in the second quarter. The increase in ex-fuel unit cost versus last year is primarily due to cost headwinds associated with reduced capacity and increased foreign exchange charges.

1/ The Company believes that unit costs excluding fuel and/or special items is a useful measurement to investors in monitoring the Company's ongoing cost performance.

2/ Special items for the fourth quarter are expected to total approximately $107 million; these are non-cash items resulting from pension charges associated with pilot early retirements as well as aircraft and facility charges associated with capacity reductions.

AMR EAGLE EYE

Capacity and Traffic Forecast (millions)

AA Mainline Operations
	Actual		Forecast
	Oct	Nov	Dec	4Q08	2008
ASMs	13,305	12,455	13,053	38,813	163,548
Domestic	8,303	7,579	7,948	23,831	101,868
International	5,002	4,876	5,105	14,982	61,680

Traffic	10,516	9,539	10,160	30,216	131,593

Regional Affiliate Operations
	Actual		Forecast
	Oct	Nov	Dec	4Q08	2008
ASMs	1,037	942	967	2,947	12,631

Traffic	721	632	646	1,999	8,833

Below the Line Income/Expenses

Total Other Income(Expense) is estimated at ($146) million in the fourth quarter of 2008.

AMR EAGLE EYE

Share Count (millions)

	4Q08
Earnings	Basic	Diluted
$74 million and over	279	303
$0-$73 million	279	288
Loss	279	279

	FY2008
Earnings	Basic	Diluted
$268 million and over	259	296
$199-$267 million	259	281
$0-198 million	259	269
Loss	259	259

Reconciliation to GAAP

		Actual		Forecast
		Oct	Nov	Dec	4Q08	2008
Cents
AMR CASM		14.30	13.26	13.23	13.61	14.57
Less Special Items CASM		0.01	0.07	0.69	0.26	0.73
AMR CASM Excluding Special Items		14.29	13.19	12.54	13.35	13.84

Less Fuel CASM		5.26	4.22	3.66	4.39	5.13
AMR CASM Excluding Fuel and Special Items		9.03	8.97	8.88	8.96	8.71

		Actual		Forecast
		Oct	Nov	Dec	4Q08	2008
Cents
AA CASM		13.66	12.63	12.68	13.00	13.88
Less Special Items CASM		0.01	0.07	0.74	0.28	0.73
AA CASM Excluding Special Items		13.65	12.56	11.94	12.72	13.15

Less Fuel CASM		5.15	4.12	3.55	4.28	4.99
AA CASM Excluding Fuel and Special Items		8.50	8.44	8.39	8.44	8.16